Exhibit 2.02

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Suncor Energy (Syncrude) Operating Inc.
Reporting Year	From	2025-01-01	To:	2025-12-31	Date submitted	2026-05-15
Reporting Entity ESTMA Identification Number	E814415		◉ Original Submission
○ Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Troy Little				Date	2026-05-12
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	Suncor Energy (Syncrude) Operating Inc.				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E814415
Subsidiary Reporting Entities (if necessary)
Payments by Payee

Country	Payee Name	Departments, Agency, etc… within Payee that Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes
Canada -Alberta	Government of Alberta		-	1,354,250,000	9,450,000					1,363,700,000
Canada	Government of Canada		-	-	370,000					370,000
Canada -Alberta	Regional Municipality of Wood Buffalo		70,730,000	-	-					70,730,000
Canada -Alberta	Fort McKay Metis Nation		-	-	2,540,000					2,540,000
Canada -Alberta	Athabasca Chipewyan First Nation		-	-	4,100,000					4,100,000
Canada -Alberta	Fort McMurray 468 First Nation		-	-	130,000					130,000
Canada -Alberta	Chipewyan Prairie First Nation		-	-	100,000					100,000
Canada -Alberta	Mikisew Cree First Nation		-	-	5,860,000					5,860,000
Canada -Alberta	Fort Mckay First Nation		120,000	-	11,220,000					11,340,000
Canada -Alberta	McMurray Metis		-	-	2,420,000					2,420,000

Additional Notes:	- All payments are reported in Canadian dollars. - All amounts have been rounded to the nearest $10,000 CAD.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	Suncor Energy (Syncrude) Operating Inc.				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E814415
Subsidiary Reporting Entities (if necessary)
Payments by Project

Country	Project Name	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes
Canada	Syncrude Project	70,850,000	1,354,250,000	36,190,000	-	-	-	-	1,461,290,000

Additional Notes:	- All payments are reported in Canadian dollars. - All amounts have been rounded to the nearest $10,000 CAD.